Exhibit 99.2

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY

Unaudited Consolidated Financial Statements

As of and for the six months ended June 30, 2014

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	UNAUDITED	AUDITED
	June 30, 2014	December 31, 2013
ASSETS
Currect assets:
Cash and cash equivalents	$3,471,727	$251,831
Purchased receivables, net	23,919,780	20,506,855
Other loans	222,447	1,800
Other receivables	35,952	28,855
Prepaid expenses	322,717	309,988
Prepaid tax	82,003	—
Participation investments	13,384,532	10,039,023
Factoring fees receivable	810,557	732,266
Total current assets	42,249,717	31,870,618

Goodwill	1,214,332	1,214,332
Fixed assets, net	200,466	178,069
Deferred financing costs, net	64,375	100,472

Total assets	$43,728,890	$33,363,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	3,728,506	3,502,113
Accrued interest payable	87,845	79,804
Income taxes payable	—	86,155
Line of credit payable - related party	1,000,000	500,000
Total current liabilities	4,816,352	4,168,072

Long-term liabilities:
Senior debt	29,355,302	20,252,428
Deferred tax liability	24,847	53,894
Total long-term liabilities	29,380,149	20,306,322

Total liabilities	34,196,501	24,474,394

Stockholders’ equity:
Common stock, $0.0001 par value; 2,500,000 shares authorized; 2,230,139 shares issued and outstanding	223	223
Additional paid in capital	3,261,105	3,261,105
Retained earnings	6,271,061	5,627,769

Total stockholders’ equity	9,532,389	8,889,097

Total liabilities and stockholders’ equity	$43,728,890	$33,363,491

See accompanying notes

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	For the six months ended
	June 30,
	2014	2013
REVENUE
Fee revenue	$5,576,810	$4,998,672
Other income	333,764	315,348
Total revenue	5,910,574	5,314,020

EXPENSES
General and administrative	3,402,516	3,463,789
Interest expense	463,683	444,783
Bad debt expense	74,000	—
Revenue share obligation	63,047	63,039
Total expenses	4,003,246	3,971,611

Income before provision for income taxes	1,907,328	1,342,409

Provision for income taxes	(787,795)	(554,560)
Net income	$1,119,533	$787,849

See accompanying notes

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$1,119,533	$787,849
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	85,484	82,951
(Increase) decrease in assets:
Purchased receivables, net	(3,412,926)	(5,100,666)
Other loans	(220,647)	5,908
Other receivables	(7,098)	(146,549)
Prepaid expenses	(12,728)	(34,845)
Participation investments	(3,345,510)	(1,556,005)
Factoring fees receivable	(78,292)	18,275
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	226,393	208,617
Accrued interest payable	8,041	22,796
Accrued financiang costs	—	(75,000)
Income taxes payable	(168,158)	(30,858)
Deferred tax liability	(29,047)	(29,581)
Net cash used in by operating activities	(5,834,955)	(5,847,108)

Cash flows from investing activities:
Purchase of fixed assets	(66,783)	(64,158)
Capitalization of deferred financing costs	(5,000)	—
Net cash used in investing activities	(71,783)	(64,158)

Cash flows from financing activities:
Proceeds from (repayment of) senior debt, net	9,102,874	6,673,703
Proceeds from line of credit - related party	500,000	—
Repayment of subordinated debt	—	(1,035,694)
Dividends paid to common stockholders	(476,241)	(117,500)
Purchase of treasury stock - preferred stock	—	(524,191)
Net cash provided by financing activities	9,126,633	4,996,318

Net (decrease) increase in cash and cash equivalents	3,219,895	(914,948)
Cash and cash equivalents at beginning of period	251,832	2,210,477
Cash and cash equivalents at end of period	$3,471,727	$1,295,529

See accompanying notes

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY

NOTES TO UNAUDITIED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 and 2013

1.              Organization

BVF/CSNK Acquisition Corp. (the “Acquisition Corp.”) was incorporated under the laws of the State of Delaware on March 10, 2009 for the sole purpose to acquire CSNK Working Capital Finance Corp. (“CSNK”) (collectively, the “Company”).  CSNK was incorporated under the laws of the State of California on August 22, 2002. In September 2007, Capital Corp of the West, a California corporation and a bank holding company (“CCOW”), acquired CSNK. CSNK operated as a wholly-owned subsidiary of CCOW.  Effective in February 2009, CCOW was taken over by the Federal Deposit Insurance Corporation.  On April 3, 2009, the Acquisition Corp. purchased CSNK and its factoring assets. CSNK currently conducts business under the name of CSNK Working Capital Finance Corp. dba Bay View Funding, Bay View Business Manager, and Overnite Capital.

The Company’s primary business operation is purchasing and collecting factored receivables. Factored receivables are receivables that have been transferred by the originating organization and typically have not been subject to previous collection efforts. These receivables are acquired from a variety of companies, including but not limited to service providers, transportation companies, manufacturers, distributors, wholesalers, apparel companies, advertisers, and temporary staffing companies. The Company accounts for the transfer of receivables under factoring arrangements as a purchase of a receivable.

2.              Significant accounting policies and nature of operations

The unaudited consolidated financial statements of the Company have been prepared pursuant to the rules and regulations for reporting of Regulation S-X. Accordingly, certain information and notes required by accounting principles generally accepted in the United States of America (“GAAP”) for annual financial statements are not included herein. The interim statements should be read in conjunction with the consolidated financial statements and notes that were included in the Company’s Consolidated Financial Statements for the years ended December 31, 2013 and 2012 with Report of Independent Auditors.

In management’s opinion, all adjustments necessary for a fair presentation of these consolidated financial statements have been included and are of a normal and recurring nature. All intercompany transactions and balances have been eliminated.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ significantly from these estimates.

The results for the six months ended June 30, 2014 are not necessarily indicative of the results expected for any subsequent period or for the entire year ending December 31, 2014.

Significant accounting policies and nature of operations are discussed in the Consolidated Financial Statements for the years ended December 31, 2013 and 2012 with Report of Independent Auditors. There are no changes to these policies as of June 30, 2014.

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY

NOTES TO UNAUDITIED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 and 2013

3.              Purchased receivables

The Company entered into factoring agreements to facilitate working capital to clients by purchasing the client’s accounts receivable.  The amount of cash advanced under these financings is based on stated percentages of the client’s eligible trade receivables.  The balance of the purchased receivables as of June 30, 2014 was $23,919,780, which is net of the allowance for credit losses of $785,750 as of June 30, 2014.  Fee revenue and servicing fees earned for the six months ended June 30, 2014 and 2013 was $4,373,096 and $4,157,029, respectively, of which $594,751 and $645,702 respectively, was receivable as of June 30, 2014 and 2013.  The revenue share expense for the six months ended June 30, 2014 and 2013 was $63,047 and $63,038, respectively.  At June 30, 2014, there were no accounts receivable past due over 120 days.

4.              Participation investments

The Company has entered into master loan servicing and participation agreements with two factoring companies.  Under these agreements, the Company provides full back office factoring services, which includes purchasing an undivided participation interest in the advances of the factoring companies’ purchased accounts receivables. The Company’s participation interest varies based on individual clients.  The Company also earns a service fee on gross invoices purchases.

As of June 30, 2014, total amount participated by the Company was $13,384,533. The participation interest income and servicing fees earned for the six months ended June 30, 2014 and 2013 was $1,225,546 and $914,177,  respectively, of which $215,807 and $156,784, respectively, was receivable as of June 30, 2014 and 2013.

The Company sold up to an aggregate amount of $3,000,000 of its factored client advances associated with its $5.2 million commitment to a related party and various third parties, collectively (“Participants”), whose members include common and preferred stockholders. Interest paid to the Participants, which is included as a reduction of fee revenue on the accompanying consolidated statements of income, for the six months ended June 30, 2014 and 2013 was $21,832 and $72,535, respectively, of which $879 and $21,762, respectively, was payable as of June 30, 2014 and 2013.

5.              Notes payable

Line of credit- related party

The Company obtained a $1,000,000 subordinated revolving line credit from a related party. The interest rate at June 30, 2014 was 12.17%.  The line of credit matures on June 30, 2015. The principal balance owed on this subordinated line of credit at June 30, 2014 was $1,000,000.  Interest expense for the six months ended June 30, 2014 and 2013 was $44,000 and $0, respectively, of which $10,000 and $0, respectively, remained payable as of June 30, 2014 and 2013.  See Note 7 Subsequent Events.

Senior debt

The Company obtained a $32,500,000 revolving bank line of credit with an interest rate equal to 3 month LIBOR plus 3%. The interest rate at June 30, 2014 was 3.23%. Repayment of the line of credit is secured by all the assets of the Company and matures on April 3, 2015. The terms of the line of credit include a prepayment penalty of 1%, or $325,000. The line of credit contains certain financial covenants, including requiring a minimum interest coverage ratio and a specified maximum leverage ratio. In addition, the line contains certain restrictive covenants, including restrictions on dividend distributions, restricting the Company from becoming insolvent or declaring bankruptcy, dissolving, suspending or going out of a substantial portion of its business, which if the restricted event occurs, the note shall become immediately due and payable. The line of credit requires monthly payments of interest only and principal balance is due and payable at maturity. The principal balance owed on this line of credit at June 30, 2014 was $29,355,302. Interest expense for the six months ended June 30, 2014 and 2013 was $419,682 and $334,577, respectively, of which $76,965 and $65,458, respectively, remained payable as of June 30, 2014 and 2013.  See Note 7 Subsequent Events.

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY

NOTES TO UNAUDITIED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 and 2013

5.              Notes payable (continued)

Subordinated debts

During 2009, the Company entered into various subscription agreements for subordinated notes. The notes had terms up to three years and accrue interest at 14% to 18%. These subordinated notes expired on April 30, 2012.  During 2012, the Company refinanced 75% of the principal on the existing subordinated notes that expired on April 30, 2012. The refinanced subordinate notes have terms of 8, 14, and 20 months and accrue interest at 10% to 12%. The Company has the right to redeem 100.5% of the principal amount of the note plus accrued and unpaid interest to the date of payment.  In the event that there is a change in control of the Company, the subordinated note holders have the right to require the Company to repurchase the note for the principal amount of the note plus accrued and unpaid interest to the date of payment. All 8 month subordinated debts were paid on December 31, 2012. All 14 month subordinated debts were paid on June 30, 2013. All 20 month subordinated debts were paid on December 31, 2013. Interest expense for the six months ended June 30, 2013 was $110,205, of which $18,266 was payable as of June 30, 2013.

6.              Stockholders’ equity

Redeemable convertible preferred stock

In 2009, the Company issued 1,403,750 shares of its Series A Preferred Stock, par value $0.0001 per share (“Preferred Stock”), at a price of $2 per share. Each share of Preferred Stock entitles the holder to receive a 7% annual non-cumulative dividend, as and when declared by the Board of Directors. No dividends may be made on the common shares until all declared dividends on preferred stock have been paid or set aside for payment to the preferred stockholders. The Preferred Stock provides its investors with a right to either convert to common stock (“Common Stock”) or to put the investment back to the Company for a minimum simple return of 20% per year, including the 7% dividend, provided the Company has sufficient liquidity to repurchase the Preferred Stock and is in compliance with the covenants of its senior credit line.

In 2013, the Company’s Board of Directors agreed by unanimous resolution that holders of Preferred Stock in the Company would be given the opportunity to convert their shares of Preferred Stock to Common Stock or if they so elect, to redeem their shares of Preferred Stock. The holders of Preferred Stock elected to convert 1,230,139 of outstanding Preferred Shares to Common Shares and 173,611 of outstanding Preferred Shares were redeemed by one preferred shareholder for the amount of $524,174, which represents a 20% simple return for each share redeemed. For the six months ended June 30, 2013, the Company paid dividends of $117,500 to preferred stockholders.

Common stock dividends

The Company declared and paid cash dividends per common share as follows:

	2014
	Dividends
	Per Share	Amount
First quarter	$0.100	$223,213
Second quarter	$0.114	253,227
Total Common Stock dividends		$476,440

See Note 7 Subsequent Events.

BVF/CSNK ACQUISITION CORP. AND SUBSIDIARY

NOTES TO UNAUDITIED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014 and 2013

7.              Subsequent events

On October 9, 2014, Heritage Commerce Corp announced that its subsidiary Heritage Bank of Commerce (“HBC”) entered into a Stock Purchase Agreement (“Purchase Agreement”) with the Company and its stockholders, pursuant to which HBC agreed to acquire all of the outstanding common stock from the stockholders of the Company for an aggregate purchase price of $22,520,000. The acquisition was completed on November 1, 2014 and the Company became a wholly-owned subsidiary of HBC. At the Closing HBC delivered as payment on account of the purchase price $20,268,000 of the total purchase price, and $2,252,000, or 10%, was deposited into an escrow account with an independent escrow agent to support the payment of indemnification claims, if any, of HBC against the Company’s stockholders pursuant to the Purchase Agreement. The escrow account will be released to the stockholders 18 months from the closing date, net of any payments made to HBC or amounts received for unresolved claims submitted by HBC.

On November 5, 2014 HBC contributed $1,000,000 to the Company as an equity investment.   Subsequently, the Company paid off the related party line of credit of $1,000,000 and accrued interest of $1,000.

On November 7, 2014, the Company obtained a subordinated loan in the amount of $2,500,000 from HBC, with an interest rate equal to the Prime Rate as published in The Wall Street Journal and a maturity date of April 30, 2015.

HBC invested an additional $40,000,000 in the Company to pay off the outstanding balance on the $32,500,000 revolving bank line of credit and to provide working capital for future growth as follows: (1) on December 16, 2014, HBC contributed to the Company $16,000,000 as an equity investment, which was used to pay down the $32,500,000 revolving bank line of credit; and (2) on December 17, 2014, the Company obtained a $24,000,000 revolving line of credit from HBC, with an interest rate equal to the Prime Rate as published in The Wall Street Journal and a maturity date of December 16, 2015.  Subsequently, the Company closed out the $32,500,000 revolving bank line of credit, paying off the remaining unpaid principal outstanding of $14,002,000.  HBC paid the prepayment penalty of $325,000 on the BVF $32,500,000 revolving bank line of credit.  The Company also paid off the $2,500,000 subordinated loan from HBC.